Exhibit 99.1

Ultra Clean Holdings Appoints Phil Kagel SVP and CFO

Positions Company for Next Phase of Growth

Menlo Park, CA., July 29, 2004 – Ultra Clean Holdings, Inc. (Nasdaq: UCTT), a developer and supplier of critical subsystems for the semiconductor capital equipment industry, focusing on gas delivery systems, today announced the appointment of Phil Kagel to the position of Senior Vice President and Chief Financial Officer, effective August 16. In this position, Kagel will be responsible for developing fiscal and operations strategies to drive the Company’s success as a public company.

Kagel joins Ultra Clean Holdings, Inc. with experience in financial management, business strategy, corporate integration, and mergers and acquisitions in both start-up and large global organizations. He has held senior financial positions in the semiconductor, electronic manufacturing services, disk storage and flat panel display industries. Kagel was Chief Financial Officer at Sipex Corporation, Akashic Memories Corporation, and Sigmatron Nova. At Solectron Corporation, he was Vice President & Corporate Controller and Vice President, Global Tax over a five year period from 1997 to 2002.  Kagel holds a Master’s degree in Business Administration from the University of Missouri and a Bachelor’s degree in Mathematics from Brigham Young University. He is also a Certified Management Accountant (CMA).

Clarence Granger, Ultra Clean’s President and Chief Executive Officer, commented on the impact of Kagel’s appointment on the future direction of the Company. “Phil is an industry veteran, and we are honored to have him join our executive team. He has a proven track record in driving business results and process improvements, and extensive public company experience, which we believe will be invaluable in supporting our future growth.”

Kagel assumes the CFO role from Kevin Griffin, who has served as the Company’s Vice President and Chief Financial Officer since 2000. Griffin is a founding member of Ultra Clean Technology Systems and Service, Inc., joining the Company in 1993. He served as Controller until his promotion to Vice President of Finance in 1999 and CFO in 2000. Griffin will continue at Ultra Clean as the Company's Vice President and Chief Administrative Officer, with overall responsibility for the Company’s human resources, information technology, contracts and legal functions. He will be working with Kagel over the next several weeks to assure a smooth transition.

“Kevin has been an integral and vital part of our senior management team and our Company since its inception,” commented Granger. “He played a key role in our transition from a private company to a publicly traded company, overseeing our IPO and contributing throughout the years in ways too numerous to mention. I trust that he will continue to serve the Company well in his new role.”

About Ultra Clean Holdings, Inc.

Ultra Clean Holdings, Inc. is a developer and supplier of critical subsystems for the semiconductor capital equipment industry, focusing on gas delivery systems. Ultra Clean offers its customers a complete outsourced solution for gas delivery systems, improved design-to-delivery cycle times, component neutral design and manufacturing and component testing capabilities. Ultra Clean’s customers are primarily original equipment manufacturers of semiconductor capital equipment. The Company is headquartered in Menlo Park, California. Additional information is available at www.uct.com.

Safe Harbor Statement

The foregoing information contains, or may be deemed to contain, “forward-looking statements” (as defined in the U.S. Private Securities Litigation Reform Act of 1995) which reflect our current views with respect to future events and financial performance. We use words such as “anticipates,” “believes,” “trusts,” “plans,” “expects,” “future,” “intends,” “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue” and similar expressions to identify these forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, you should not rely on forward-looking statements, as there are or will be important factors that could cause our actual results, as well as those of the markets we serve, levels of activity, performance, achievements and prospects to differ materially from the results predicted or implied by these forward-looking statements. These risks, uncertainties and other factors include, among others, those identified in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our S-1 registration statement and Form 10-Q filed with the Securities and Exchange Commission. Ultra Clean Holdings, Inc. undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

Contact: Ultra Clean Technology Clarence Granger, Chief Executive Officer (650) 323-4100 cgranger@uct.com